UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): June 17, 1997

                              ---------------------


                            CIRCUIT CITY STORES, INC.
             (Exact name of registrant as specified in its charter)


           Virginia                     1-5767                   54-0493875
(State or other jurisdiction   (Commission File Number)       (I.R.S. Employer
      of incorporation)                                      Identification No.)

9950 Mayland Drive, Richmond, Virginia                              23233
(Address of principal executive offices)                         (Zip Code)


                                 (804) 527-4000
              (Registrant's telephone number, including area code)



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Item 5.  Other Events

                  Effective June 17, 1997, the Board of Directors of Circuit City Stores, Inc. (the "Company") amended the Company's Shareholder Rights Plan. The revisions raise from 15% to 20% the threshold of ownership of the Company's voting securities which will result in the stock purchase rights issued under the plan becoming exercisable. Under the revised plan, the rights will therefore become exercisable upon the earlier of (i) the 10th day after a person or group has acquired, or obtained the right to acquire, beneficial ownership of shares representing 20% or more of the total number of votes entitled to be cast generally in the election of directors of all outstanding shares of the Company's Common Stock, or (ii) the 10th business day after the date of the commencement of or first public announcement of the intent to commence, a tender or exchange offer the consummation of which would result in beneficial ownership by a person or group of shares representing 20% or more of the total number of votes entitled to be cast generally in the election of directors of all outstanding shares of the Company's Common Stock.

Item 7.  Financial Statements and Exhibits

         (c)    Exhibits.

                The following exhibit is filed as part of this report.

                4(a) Amendment No. 1 dated as of June 17, 1997 to the Amended and Restated Rights Agreement dated as of February 3, 1997 between Circuit City Stores, Inc. and Norwest Bank Minnesota, N.A., as Rights Agent.

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 CIRCUIT CITY STORES, INC.


Date: July 2, 1997
                                 /s/Michael T. Chalifoux
                                 Senior Vice President, Chief Financial Officer and Secretary